UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2013

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 1, 2013, in an effort to conserve capital and further extend its cash runway, Unigene Laboratories, Inc. (the Company) implemented a strategic reorganization and downsizing which involved a reduction of approximately 40% of the Company’s workforce, with the majority of affected employees having supported Unigene’s Fortical® manufacturing and recombinant calcitonin production operations. In recent months, Fortical manufacturing and royalty revenues have been negatively impacted by regulatory recommendations pertaining to the use of calcitonin salmon in Europe and by an advisory committee to the Food and Drug Administration (FDA) in the U.S. The Company estimates that it will incur approximately $250,000 in charges related to the reduction in force, all of which would result in cash expenditures for one-time employee termination benefits and associated costs. The Company expects to record the charges and make the related payments by the end of the second quarter of 2013.

This Item 2.05 contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Item 2.05, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions, including statements regarding the Company’s estimate of charges related to the reduction in force and the Company’s expectation regarding the timing of the charges and the completion of the reduction in force. Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements.

Item 2.06. Material Impairments

On April 1, 2013, the Company concluded that certain of its assets, primarily related to its Fortical® business, are impaired as a result of recent events negatively impacting the Company's operations including regulatory recommendations by an advisory committee to the FDA and their related impact on Fortical® manufacturing revenues and royalties. The Company has determined that, as of the date of this filing, it is unable in good faith to make a determination of an estimate of (i) the amount or range of amounts of the impairment charges, and (ii) the amount or range of amounts, if any, of the impairment charges that will result in future cash expenditures.  As a result, the Company will file an amended report on Form 8-K under this Item 2.06 (or applicable Item on Form 10-Q) after it makes a determination of such estimate or range of estimates.

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Ashleigh Palmer
Ashleigh Palmer – Chief Executive Officer

Date: April 5, 2013